Exhibit 99.1

Investor Contact:

The Investor Relations Group

Erika Moran/Dian Griesel, Ph.D.

Media Contact: Janet Vasquez

Phone: 212-825-3210

Unigene Announces Significant Cost Savings and Corporate Restructuring

Core Programs Maintained; Projected 2010 Savings of $9-10 Million

BOONTON, N.J. – December 9, 2009 — Unigene Laboratories, Inc. (OTCBB: UGNE, http://www.unigene.com) has announced a restructuring plan that includes a reduction in workforce to improve operational efficiencies and to better match resources with market demand and the Company’s strategic objectives. Under the comprehensive plan, Unigene will continue Fortical® production and will maintain all of its core programs and partnered activities while decreasing operating expenses by approximately $9-10 million for 2010. Since Unigene currently maintains an adequate inventory of calcitonin and enzyme to support Fortical®, the Company will temporarily suspend manufacturing of those materials at its Boonton facility. However, the Company will maintain the cGMP status of the facility and the ability to manufacture peptides at that location. Implementation of the plan will result in an immediate company-wide workforce reduction of approximately one-third. The plan further provides for salary reductions at all levels, including senior management, and other cost savings.

“This decision will allow us to better focus on our current needs while operating more efficiently and significantly reducing our burn rate,” said Warren P. Levy, President and Chief Executive Officer of Unigene. “We believe that these steps will enable us to meet the challenging demands of the current economic environment, thereby better positioning us to meet our corporate goals and increase shareholder value.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline, worldwide rights for its calcitonin manufacturing technology to Novartis and worldwide rights (except for China) for its oral calcitonin program to Tarsa Therapeutics, Inc. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin and PTH analogs. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.